TRANSFER AGENT SERVICING AGREEMENT

This Agreement between Kinetics Mutual Funds, Inc., a Maryland corporation,(the "Fund"),  and Kinetics  Portfolios  Trust, a Delaware  business trust, (the "Portfolio") and U.S. Bancorp Fund Services,  LLC, a Wisconsin  limited liability company, ("USBFS") is amended and restated this 1st day of January, 2002.

WHEREAS, the Fund and the Portfolio are investment companies registered under the Investment Company Act of 1940; and

WHEREAS, the Agent is a limited liability company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers;

NOW, THEREFORE, the Fund and the Portfolio and the Agent do mutually promise and agree as follows:

1.	Terms of Appointment; Duties of the Agent

Subject to the terms and conditions set forth in this  Agreement,  the Fund and the  Portfolio  hereby  appoints and  employees the Agent to act as transfer agent and dividend disbursing agent.

The Agent shall perform all of the customary  services of a transfer  agent and  dividend  disbursing  agent,  and as  relevant,  agent in  connection  with accumulation,  open account or similar plans (including  without  limitation any periodic  investment  plan or periodic  withdrawal  program),  including but not limited to:

A.        Receive orders for the purchase of shares;

B.	Process purchase orders and issue the appropriate number of certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

C.        Process redemption requests received in good order;

D.        Pay monies in accordance with the instructions of redeeming shareholders;

E.        Process transfers of shares in accordance with the shareowner's instructions;

F.        Process exchanges between funds within the same family of funds;

G.	Issue and/or cancel certificates as instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

H.	Prepare and transmit payments for dividends and distributions declared by the Fund and the Portfolio;

I.	Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

J.
Record the issuance of shares of the Fund and the Portfolio and maintain, pursuant to Securities Exchange Act of 1934 Rule 17ad-10(e), a record of the total number of shares of the Fund and the Portfolio which are authorized, issued and outstanding;

K.        Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

L.        Mail shareholder reports and prospectuses to current shareholders;

M.	Prepare and file U.S. Treasury Department forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

N.
Provide  shareholder  account information upon request and prepare and mail  confirmations  and statements of account to shareholders for all purchases,  redemptions and other  confirmable  transactions as agreed upon with the Fund and the Portfolio; and

O.
Provide a Blue Sky System which will enable the Fund and the Portfolio to monitor the total number of shares sold in each state. In addition, the Fund and the Portfolio shall identify to the Agent in writing those transactions and assets to be treated as exempt from the Blue Sky reporting to the Fund and the Portfolio for each state.

P.        Support NSCC-Fund/SERV functionality including all networking levels (1-4).

Q.
Reimburse the Fund and the Portfolio each month for all material losses resulting from "as of" processing errors for which the Agent is responsible in accordance with the "as of" processing guidelines set forth in the attached Exhibit B.

2.	Compensation

The Fund and the Portfolio agrees to pay the Agent for performance of the duties listed in this Agreement; the fees and out-of-pocket expenses include, but are not limited to the following:  printing, postage, forms, stationery, record retention, mailing, insertion, programming, labels, shareholder lists and proxy expenses.

These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Fund and the Portfolio and the Agent.

The Fund and the Portfolio agrees to pay all fees and reimbursable expenses within ten (10) business days following the mailing of the billing notice.

3.	Representations of Agent

The Agent represents and warrants to the Fund and the Portfolio that:

A.	It is a Limited Liability Company duly organized, existing and in good standing under the laws of Wisconsin;

B.        It is a registered transfer agent under the Securities Exchange Act of 1934 as amended.

C.        It is  duly  qualified  to  carry  on its  business  in the  state  of Wisconsin;

D.	It is empowered under applicable laws and by its LLC Agreement to enter into and perform this Agreement;

E.	All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement; and

F.	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

G.
It will comply with all applicable  requirements of the Securities Act of 1933 and the  Securities  Exchange  Act of 1934,  as  amended,  the Investment  Company Act of 1940, as amended,  and any laws, rules, and regulations of governmental authorities having jurisdiction.

4.	Representations of the Fund and the Portfolio

The Fund and the Portfolio represents and warrants to the Agent that:

A.	The Fund and the Portfolio is an open-ended investment company under the Investment Company Act of 1940;

B.	The Fund and the Portfolio is a corporation organized, existing, and in good standing under the laws of Maryland;

C.	The Fund and the Portfolio is empowered under applicable laws and by its Corporate Charter and bylaws to enter into and perform this Agreement;

D.	All necessary proceedings required by the Corporate Charter have been taken to authorize it/them to enter into and perform this Agreement;

E.
The  Fund  and  the   Portfolio   will  comply  with  all   applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934,  as  amended,  the  Investment  Company  Act of 1940,  as amended,   and  any  laws,   rules  and  regulations  of  governmental authorities having jurisdiction; and

F.
A registration statement under the Securities Act of 1933 is currently effective and will remain effective,  and appropriate state securities law filings have been made and will continue to be made,  with respect to all shares of the Fund and the Portfolio being offered for sale.

5.	Covenants of Fund and the Portfolio and Agent

The Fund and the Portfolio shall furnish the Agent a certified copy of the resolution of the Board of Directors of the Fund and the Portfolio authorizing the appointment of the Agent and the execution of this Agreement.  The Fund and the Portfolio shall provide to the Agent a copy of the Corporate Charter, bylaws of the Corporation and all amendments.

The Agent  shall keep  records  relating to the  services  to be  performed hereunder,  in the  form and  manner  as it may deem  advisable.  To the  extent required by Section 31 of the  Investment  Company Act of 1940, as amended,  and the rules  thereunder,  the  Agent  agrees  that all such  records  prepared  or maintained  by the Agent  relating to the  services to be performed by the Agent hereunder  are the property of the Fund and the Portfolio and will be preserved, maintained and made available in accordance with such section and rules and will be  surrendered  to the Fund and the  Portfolio  on and in  accordance  with its request.

6.	Indemnification; Remedies Upon Breach

The Agent shall exercise reasonable care in the performance of its duties under this Agreement. The Agent shall not be liable for any error of judgment or mistake  of law or for any  loss  suffered  by the  Fund  and the  Portfolio  in connection  with  matters  to which this  Agreement  relates,  including  losses resulting from mechanical  breakdowns or the failure of  communication  or power supplies  beyond the Agent's  control,  except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence,  or willful  misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Fund and the  Portfolio  shall  indemnify  and hold  harmless the Agent from and against any and all claims, demands,  losses, expenses, and liabilities (whether with or  without  basis  in fact or  law)  of any and  every  nature  (including reasonable attorneys' fees) which the Agent may sustain or incur or which may be asserted  against  the Agent by any person  arising  out of any action  taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the  foregoing  standards,  or (ii) in  reliance  upon any  written or oral instruction provided to the Agent by any duly authorized officer of the Fund and the  Portfolio,  such  duly  authorized  officer  to be  included  in a list  of authorized  officers  furnished to the Agent and as amended from time to time in writing by resolution of the Board of the Fund and the Portfolio.

Further,  the Fund and the  Portfolio  will  indemnify  and hold the  Agent harmless against any and all losses,  claims,  damages,  liabilities or expenses (including  reasonable  counsel  fees and  expenses)  resulting  from any claim, demand,  action,  or suit as a  result  of the  negligence  of the  Fund and the Portfolio or the principal  underwriter  (unless  contributed  to by the Agent's breach of this Agreement or other agreements  between the Fund and the Portfolio and the Agent,  or the Agent's own  negligence or bad faith);  or as a result of the Agent  acting  upon  telephone  instructions  relating  to the  exchange  or redemption of shares received by the Agent and reasonably  believed by the Agent under a standard of care  customarily  used in the  industry to have  originated from the  record  owner of the  subject  shares;  or as a result  of  acting  in reliance upon any genuine instrument or stock certificate signed, countersigned, or executed by any person or persons authorized to sign, countersign, or execute the same.  The Fund and the  Portfolio  will also  indemnify  and hold the Agent harmless against any and all losses,  claims,  damages,  liabilities or expenses (including  reasonable  counsel  fees and  expenses)  resulting  from any claim, demand,  action,  or suit that arises as a result of the Agent,  acting upon the written  or  telephonic  instructions  of the  President  of the  Fund  and  the Portfolio,  on a shareholder by shareholder  basis,  facilitating  the purchase, redemption  or exchange of shares of any series of the Fund and the Portfolio to any non-U.S.  resident,  (unless  contributed  to by the Agent's  breach of this
Agreement or other agreements between the Fund and the Portfolio and the Agent, or the Agent's own negligence or bad faith).

In the event of a mechanical breakdown or failure of communication or power supplies  beyond  its  control,  the Agent  shall take all  reasonable  steps to minimize service  interruptions for any period that such interruption  continues beyond the  Agent's  control.  The Agent will make  every  reasonable  effort to restore any lost or damaged  data and correct any errors  resulting  from such a breakdown at the expense of the Agent.  The Agent  agrees that it shall,  at all times,  have  reasonable  contingency  plans with  appropriate  parties,  making reasonable  provision for emergency use of electrical data processing  equipment to the extent  appropriate  equipment is available.  Representatives of the Fund and the  Portfolio  shall be  entitled  to  inspect  the  Agent's  premises  and operating  capabilities at any time during regular  business hours of the Agent, upon reasonable notice to the Agent.

Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense.

In order that the  indemnification  provisions  contained  in this  section shall apply, it is understood that if in any case the Fund and the Portfolio may be asked to indemnify  or hold the Agent  harmless,  the Fund and the  Portfolio shall be fully and  promptly  advised  of all  pertinent  facts  concerning  the situation in question,  and it is further understood that the Agent will use all reasonable  care to notify the Fund and the Portfolio  promptly  concerning  any situation  which presents or appears likely to present the probability of such a claim for indemnification  against the Fund and the Portfolio.  The Fund and the Portfolio shall have the option to defend the Agent against any claim which may be the subject of this indemnification.  In the event that the Fund and the Portfolio so elects, it will so notify the Agent and thereupon the Fund and the Portfolio shall take over complete defense of the claim, and the Agent shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The Agent shall in no case confess any claim or make any  compromise  in any case in which  the Fund and the  Portfolio will be asked to indemnify  the Agent  except with the Fund and the  Portfolio's prior written consent.

The Agent shall indemnify and hold the Fund and the Portfolio harmless from and against any and all  claims,  demands,  losses,  expenses,  and  liabilities (whether  with or  without  basis  in fact  or  law)  of any  and  every  nature (including  reasonable  attorneys'  fees) which may be asserted against the Fund and the Portfolio by any person arising out of any action taken or omitted to be taken by the Agent as a result of the Agent's  refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

7.	Proprietary and Confidential Information

USBFS agrees on behalf of itself and its directors, officers, and employees to treat  confidentially and as proprietary  information of the Fund all records and other  information  relative to the Fund and prior,  present,  or  potential shareholders (and clients of said  shareholders) and not to use such records and information for any purpose other than the  performance if its  responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund,  which approval shall not be  unreasonably  withheld and may not be withheld  where USBFS may be exposed to civil or criminal  contempt  proceedings for failure to comply after being requested to divulge such  information by duly constituted authorities, or when so requested by the Fund.

Further, USBFS will adhere to the privacy policies adopted by the Fund pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the "Act").  Notwithstanding the foregoing, USBFS will not share nay nonpublic personal information  concerning any of the Fund's  shareholders with any third party unless specifically directed by the Fund or allowed under on the exceptions noted under the Act.

Further, federal examiners shall have access to information and records relating to anti-money laundering activities performed by USBFS hereunder and USBFS consents to any  inspection  authorized by law or regulation in connection thereof.

8.	Additional Series

In the event that the Fund and the Portfolio establishes one or more series of shares with respect to which it desires to have Agent render transfer agent services, under the terms hereof,  it shall so notify Agent in writing,  and if Agent agrees in writing to provide such services, such series will be subject to the terms and conditions of this Agreement.

9.	Records

The Agent  shall keep  records  relating to the  services  to be  performed hereunder,  in the form and manner, and for such period as it may deem advisable and is agreeable to the Fund and the  Portfolio  but not  inconsistent  with the rules and  regulations of  appropriate  government  authorities,  in particular, Section 31 of The  Investment  Company Act of 1940 as amended  (the  "Investment Company Act"), and the rules thereunder.  The Agent agrees that all such records prepared or maintained by The Agent  relating to the services to be performed by the Agent  hereunder  are the property of the Fund and the Portfolio and will be preserved,  maintained,  and made  available  with such section and rules of the Investment  Company  Act and will be  promptly  surrendered  to the Fund and the Portfolio on and in accordance with its request.

10.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of Wisconsin. However nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the SEC thereunder.

11.	Term and Termination

This Agreement shall become  effective as of the day and year first written above and shall continue in full force and effect  automatically  for successive annual  periods,  which  automatic  renewal  shall be  ratified  by the Board of Trustees  and Board of  Directors  by April 1st of each  calendar  year,  unless otherwise  terminated as provided  herein.  This Agreement may be terminated by either party at any time upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.  This Agreement may be replaced or modified by a subsequent agreement between the parties.

In the event that the Fund and the Portfolio gives to the Agent its written intention to terminate and appoint a successor  transfer agent, the Agent agrees to  cooperate  in  the  transfer  of  its  duties  and  responsibilities  to the successor,  including  any  and all  relevant  books,  records  and  other  data established or maintained by the Agent under this Agreement. Should the Fund and the  Portfolio  exercise  its right to  terminate,  all  out-of-pocket  expenses associated  with the movement of records and  material  will be paid by the Fund and the Portfolio.

12.	Amendment, Assignment and Notice

A.        This Agreement may be amended by the mutual written consent of the parties.

B.	This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

C.
Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party. If to the agent, such notice should to be sent to:

Firstar Mutual Fund Services, LLC
615 East Michigan Street
Milwaukee, WI  53202

If to the Fund and the Portfolio, such notice should be sent to:

Kinetics Mutual Funds, Inc. / Kinetics Portfolio Trust
1311 Mamaroneck Avenue, Suite 130
White Plains, NY  10605

13.	Merger of Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.

Kinetics Mutual Funds, Inc./Kinetics Portfolio Trust	U.S. Bancorp Fund Services, LLC

By: /s/Leonid Polyakov	By: /s/Michael McVoy

Print Name: Leonid Polyakov	Print Name: Michael McVoy

Title: Treasurer	Title: Senior Vice Presicent